As filed with the U.S. Securities and Exchange Commission on May 4, 2026

File No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Middleby Food Processing, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-3886250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10275 West Higgins

Road, Suite 300

Rosemont, Illinois 60018

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(847) 857-6696

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Middleby Food Processing, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF

FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Summary of the Separation and Distribution,” “Risk Factors,” “Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors” and “Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary of Historical and Unaudited Pro Forma Condensed Combined Financial Data,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Notes to Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation,” “Director Compensation” and “Management—Compensation Committee Interlocks and Insider Participation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Summary of the Separation and Distribution,” “Risk Factors—Risks Related to the Spin-Off,” “Management” and “Certain Relationships and Related Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Summary of the Separation and Distribution,” “The Separation and Distribution,” “Dividend Policy” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Limitations on Director and Officer Liability.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Summary of Historical and Unaudited Pro Forma Condensed Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Notes to Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Combined Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Summary of Historical and Unaudited Pro Forma Condensed Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Notes to Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Combined Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement, by and between The Middleby Corporation and the Registrant

3.1	Form of Certificate of Incorporation of the Registrant

3.2	Form of Bylaws of the Registrant

10.1	Form of Transition Services Agreement, by and between The Middleby Corporation and the Registrant

10.2	Form of Tax Matters Agreement, by and between The Middleby Corporation and the Registrant

10.3	Form of Employee Matters Agreement, by and between The Middleby Corporation and the Registrant

10.4	Form of Intellectual Property Matters Agreement, by and between The Middleby Corporation and the Registrant

10.5*†	The Middleby Food Processing, Inc. 2026 Long-Term Incentive Plan

10.6*†	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors for the Middleby Food Processing, Inc. 2026 Long-Term Incentive Plan

10.7*†	Form of Restricted Stock Unit Award Agreement for The Middleby Food Processing, Inc. 2026 Long-Term Incentive Plan

10.8*†	Form of Performance Stock Unit Award Agreement for The Middleby Food Processing, Inc. 2026 Long-Term Incentive Plan

10.9*†	Form of Employment Agreement, by and between Mark M. Salman and the Registrant

10.10*†	The Middleby Food Processing, Inc. Value Creation Incentive Plan

10.11*†	Middleby Food Processing, Inc. Executive Severance Plan

21.1*	Subsidiaries of the Registrant

99.1	Information Statement of the Registrant, preliminary and subject to completion, dated May 4, 2026

99.2*	Form of Notice of Internet Availability of Information Statement Materials

*	To be filed by amendment.
†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Middleby Food Processing, Inc.

By:	/s/ Mark M. Salman
Name:	Mark M. Salman
Title:	Chief Executive Officer

Date: May 4, 2026

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